Yukon
Justice

BUSINESS CORPORATIONS ACT
FORM 1

Certificate of Incorporation

AFRICAN VENTURE CORPORATION

I hereby certify that the above-mentioned corporation, the Articles of Incorporation of which are attached, was incorporated under the Business Corporations Act of Yukon.

Corporate Access Number:27208
Date of Incorporation:1999-06-16

M. Richard Roberts
Registrar of Corporations